UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2017, Big 5 Corp. (the “Company”), a wholly-owned subsidiary of Big 5 Sporting Goods Corporation (the “Parent”), Big 5 Services Corp., a wholly-owned subsidiary of the Company, and the Parent entered into a Third Amendment to Credit Agreement (“Third Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Collateral Agent and Swing Line Lender, and the other lenders party thereto, which amended certain provisions of the Credit Agreement between the parties made as of October 18, 2010, as previously amended by the First Amendment to Credit Agreement made as of October 31, 2011, and the Second Amendment to Credit Agreement made as of December 19, 2013 (as amended, the “Credit Agreement”).

The Third Amendment extended the maturity date of the Credit Agreement from December 19, 2018 to September 29, 2022. The Third Amendment did not change the $140.0 million aggregate committed availability under the Credit Agreement, which amount may be increased at the Company’s option up to a maximum of $165.0 million. The Company continues to be able to request additional increases in aggregate availability, up to a maximum of $200.0 million, in which case the existing lenders under the Credit Agreement will have the option to increase their commitments to accommodate the requested increase. If such existing lenders do not exercise that option, the Company may (with the consent of Wells Fargo, not to be unreasonably withheld) seek other lenders willing to provide such commitments. The Third Amendment includes a provision which permits the Company to elect to reduce the aggregate committed availability under the Credit Agreement to $100.0 million for a three-month period each calendar year.

After giving effect to the Third Amendment, the applicable interest rate on borrowings will be a function of the daily average, over the preceding fiscal quarter, of the excess of amounts available under the revolving credit facility provided by the Credit Agreement (the “Credit Facility”) over amounts borrowed (such amount being referred to as the “Average Daily Availability”). Those loans designated as LIBO rate loans shall bear interest at a rate equal to the then applicable adjusted LIBO rate plus an applicable margin as shown in the table below. Those loans designated as base rate loans shall bear interest at a rate equal to the applicable margin for base rate loans (as shown below) plus the highest of (a) the Federal funds rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the LIBO rate, plus one percent (1.00%), or (c) the rate of interest in effect for such day as announced from time to time within Wells Fargo as its “prime rate.” The applicable margin for all loans will be a function of Average Daily Availability for the preceding fiscal quarter as set forth below.

Level	Average Daily Availability	LIBO Rate Applicable Margin	Base Rate Applicable Margin
I	Greater than or equal to $70,000,000	1.25%	0.25%
II	Less than $70,000,000	1.375%	0.50%

The foregoing summary of the Third Amendment is qualified in its entirety by the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement dated as of September 29, 2017.

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Third Amendment to Credit Agreement dated as of September 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)

Date: October 5, 2017

/s/ Barry D. Emerson

Barry D. Emerson Senior Vice President, Chief Financial Officer and Treasurer